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                                                                    EXHIBIT 23.3





                        CONSENT OF INDEPENDENT AUDITORS
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We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 9, 1997, with respect to the financial statements of Sunrise Organic Farms, Inc. (f/k/a Aurora Dairy Corporation of Idaho,Inc.) (Sunrise) in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-51465) (the Registration Statement) and the related prospectus of Horizon Organic Holding Corporation. We also consent to the filing of our report dated April 9, 1997 with respect to the financial statements as of December 31, 1995 as an exhibit to the Registration Statement. The financial statements as of December 31, 1996, were audited by Eide Helmeke PLLP, who merged with Charles Bailly & Company PLLP as of May 1, 1998, and whose report dated April 9, 1997, expressed an unqualified opinion.


        /s/ Eide Bailly LLP
        May 7, 1998
        Fargo, North Dakota